Registration No. 333-
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                     _______________________

                       ENTERGY CORPORATION
     (Exact name of Registrant as specified in its charter)

               Delaware                            72-1229752
     (State or other jurisdiction               (I.R.S. Employer
   of Incorporation or organization)         Identification Number)

           639 Loyola Avenue                         70113
        New Orleans, Louisiana                     (Zip Code)
    (Address of principal executive
               offices)

                          SAVINGS PLAN
            OF ENTERGY CORPORATION AND SUBSIDIARIES V
                    (Full title of the plan)
               ___________________________________

          C. John Wilder             John M. Adams, Jr., Esq.
     Executive Vice President        Associate General Counsel
   and Chief Financial Officer       Corporate and Securities
       Entergy Corporation             Entergy Service, Inc.
        639 Loyola Avenue                639 Loyola Avenue
   New Orleans, Louisiana 70113    New Orleans, Louisiana 70113
          (504) 576-3391                  (504) 576-2095

(Names, addresses and telephone numbers, including area code, of agents for service)

                 CALCULATION OF REGISTRATION FEE

                                           Proposed  Proposed
                                           Maximum    Maximum
                                Amount     Offering  Aggregate    Amount of
Title of Each Class of          to be     Price Per  Offering   Registration
Securities to be Registered   Registered  Share (1)  Price (1)       Fee

Common Stock, $.01 par value  180,000 Shares  $41.55    $7,479,000    $688.07

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low prices paid for a share of Entergy Corporation Common Stock on August 9, 2002 as reported on the New York Stock Exchange Composite Transactions Tape.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.



                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFEENCE

          The following documents filed with the Securities and Exchange Commission by Entergy Corporation ("Entergy") are incorporated herein by reference:

           (i) Annual Report on Form 10-K of Entergy for the fiscal year ended December 31, 2001;

          (ii) Quarterly Reports on Form 10-Q of Entergy for the fiscal quarters ended March 31, 2002 and June 30, 2002;

         (iii) Current Reports on Form 8-K of
               Entergy dated May 1 and June 21, 2002;

          (iv) The Description of Entergy's Common
               Stock ("Common Stock"), set forth in Entergy's
               Registration Statement on Form S-4, File No. 33-
               54298.

        Any documents subsequently filed by Entergy pursuant to Section
13 (a), 13 (c), 14 or 15 (d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTON OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Entergy's certificate of incorporation provides that to the fullest extent authorized or permitted by Delaware General Corporation Law, no director of Entergy's shall be personally liable to Entergy or its shareholders for monetary damages for breach of fiduciary duty as a director.

     Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses in any event. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by Entergy Certificate of Incorporation or Bylaws, a vote of shareholders or disinterested directors, agreement or otherwise.

     Under Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

     The Entergy Certificate of Incorporation provides for the indemnification and advancement of expenses to the fullest extent permitted by law to any director or officer. However, Entergy will not indemnify a director or officer who commences any proceeding, unless the commencement of that proceeding is approved by the board of directors.

     Entergy has insurance covering expenditures that might arise in connection with our lawful indemnification of our directors
and officers for certain liabilities and expenses.   Entergy's
directors and officers also have the benefit of insurance against certain other liabilities and expenses.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable

Item 8.   EXHIBITS

      5 In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service ("IRS") determination letter that the plan is qualified under Section 401 of the Internal Revenue Code, the registrant hereby undertakes that it will submit or has submitted the plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

      23  Consent of Deloitte & Touche LLP

Item 9.   UNDERTAKINGS

(a)                 The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which
               offers or sales are being made, a post-effective amendment to the registration statement:

          (i)  To include any prospectus required by
               Section 10 (a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (and each filing of the plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                        POWER OF ATTORNEY

          Each director and officer of the issuer whose signature appears below hereby appoints Nathan E. Langston and John M. Adams, Jr., and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement and the issuer hereby also appoints Nathan E. Langston and John M. Adams, Jr., and each of them severally, as its attorney-in-fact with like authority to sign and file such amendments in its name and behalf.

                           SIGNATURES

The Registrant.

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on the 15th day of August, 2002.

                             ENTERGY CORPORATION


                             By:       /s/ C. John Wilder
                                      C. John Wilder
                                 Executive Vice President
                                and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                        Title                    Date


  /s/ Robert v.d. Luft        Chairman of the Board       August 15, 2002
Robert v.d. Luft


  /s/ Wayne Leonard                Director and           August 15, 2002
Wayne Leonard                Chief Executive Officer


  /s/ C. John Wilder         Executive Vice President     August 15, 2002
C. John Wilder             and Chief Financial Officer


  /s/ Nathan E. Langston   Senior Vice President and      August 15, 2002
Nathan E. Langston           Chief Accounting Officer


  /s/ Maureen S. Batemen               Director           August 15, 2002
Maureen S. Batemen


  /s/ W. Frank Blount                  Director           August 15, 2002
W. Frank Blount


  /s/ George W. Davis                  Director           August 15, 2002
George W. Davis


  /s/ Simon D. de Bree                                    August 15, 2002
Simon D. de Bree                       Director


  /s/ Claiborne P. Deming                                 August 15, 2002
Claiborne P. Deming                    Director


  /s/ Norman C. Francis                Director           August 15, 2002
Norman C. Francis


  /s/ Kathleen A. Murphy               Director           August 15, 2002
Kathleen A. Murphy


  /s/ Paul W. Murrill                  Director           August 15, 2002
Paul W. Murrill


  /s/ James R. Nichols                 Director           August 15, 2002
James R. Nichols


  /s/ William A. Percy, II             Director           August 15, 2002
William A. Percy, II


  /s/ Dennis H. Reilley                Director           August15, 2002
Dennis H. Reilley


  /s/ Wm. Clifford Smith               Director           August 15, 2002
Wm. Clifford Smith


                                       Director           August 15, 2002
  /s/ Bismark A. Steinhagen
Bismark A. Steinhagen

The Plan.

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 15, 2002.


                        SAVINGS PLAN OF ENTERGY CORPORATION
                        and  SUBSIDIARIES V

                        BY: /s/ Steven C. McNeal
                        (Name)  Steven C. McNeal
                        (Title) Member, Employee Benefits Committee